                                                                    EXHIBIT 10.3

                                      FORM
                                       OF

                                   INCENTIVE/
                          NON - STATUTORY STOCK OPTION

                                Non-transferable

                                    GRANT TO

                                (the "Optionee")

      the right to purchase from Indus International, Inc. (the "Company")

 shares of its common stock, $0.001 par value, at the price of $_____ per share pursuant to and subject to the provisions of the Indus International, Inc. 2004 Long-Term Incentive Plan (the "Plan") and to the terms and conditions set forth on the following page (the "Terms and Conditions").

Unless sooner vested in accordance with Section 2 of the Terms and Conditions or otherwise in the discretion of the Committee, the Options shall vest (become exercisable) in accordance with the following schedule:

Continuous Status as a Participant
         after Grant Date                     Percent of Option Shares Vested
----------------------------------            -------------------------------
                1                                           25%
                2                                           50%
                3                                           75%
                4                                          100%

      IN WITNESS WHEREOF, Indus International, Inc., acting by and through its duly authorized officers, has caused this Certificate to be executed as of the Grant Date.

                                  INDUS INTERNATIONAL, INC.

                                  By:_________________________________________
                                  Its: Authorized Officer

                                  Grant Date:___________________________

                                  Accepted by Optionee:________________________

TERMS AND CONDITIONS

      1. Grant of Option. Indus International, Inc. (the "Company") hereby grants to the Optionee named on Page 1 hereof ("Optionee"), under the Indus International, Inc. 2004 Long-Term Incentive Plan (the "Plan"), stock options to purchase from the Company (the "Options"), on the terms and on conditions set forth in this certificate (this "Certificate"), the number of shares indicated on Page 1 of the Company's $0.001 par value common stock, at the exercise price per share set forth on Page 1. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

      2. Vesting of Options. The Option shall vest (become exercisable) in accordance with the schedule shown on Page 1 of this Certificate.
Notwithstanding the foregoing vesting schedule, upon Optionee's death or Disability during his or her Continuous Status as a Participant, all Options shall become fully vested and exercisable.

      3. Term of Options and Limitations on Right to Exercise. The term of the Options will be for a period of ten years, expiring at 5:00 p.m., Eastern Time, on the tenth anniversary of the Grant Date (the "Expiration Date"). To the extent not previously exercised, the Options will lapse prior to the Expiration Date upon the earliest to occur of the following circumstances:

      (a)Three months after the termination of Optionee's Continuous Status as a Participant for any reason other than by reason of Optionee's death or Disability.

      (b) Twelve months after termination of Optionee's Continuous Status as Participant by reason of Disability.

      (c)Twelve months after the date of Optionee's death, if Optionee dies while employed, or during the three-month period described in subsection (a) above or during the twelve-month period described in subsection (b) above and before the Options otherwise lapse. Upon Optionee's death, the Options may be exercised by Optionee's beneficiary designated pursuant to the Plan.

      The Committee may, prior to the lapse of the Options under the circumstances described in paragraphs (a), (b) or (c) above, extend the time to exercise the Options as determined by the Committee in writing. If Optionee returns to employment with the Company during the designated post-termination exercise period, then Optionee shall be restored to the status Optionee held prior to such termination but no vesting credit will be earned for any period Optionee was not in Continuous Status as a Participant. If Optionee or his or her beneficiary exercises an Option after termination of service, the Options may be exercised only with respect to the Shares that were otherwise vested on Optionee's termination of service.

      4. Exercise of Option. The Options shall be exercised by (a) written notice directed to the Secretary of the Company or his or her designee at the address and in the form specified by the Secretary from time to time and (b) payment to the Company in full for the Shares subject to such exercise (unless the exercise is a broker-assisted cashless exercise, as described below). If the person exercising an Option is not Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. Payment for such Shares shall be in (a) cash, (b) Shares previously acquired by the purchaser, which have been held by the purchaser for at least such period of time, if any, as necessary to avoid variable accounting for the Option, or (c) any combination thereof, for the number of Shares specified in such written notice. The value of surrendered Shares for this purpose shall be the Fair Market Value as of the last trading day immediately prior to the exercise date. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws and any limitations as may be applied from time to time by the Committee (which need not be uniform), the Options may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option Shares on behalf of Optionee and delivers cash sales proceeds to the Company in payment of the exercise price. In such case, the date of exercise shall be deemed to be the date on which notice of exercise is received by the Company and the exercise price shall be delivered to the Company by the settlement date.

      If it is the intent of the parties hereto that the Options qualify for incentive stock option treatment pursuant to, and to the extent permitted by,
Section 422 of the Code, Optionee agrees to notify the Company in writing within 30 days of any disposition of Shares acquired by Optionee pursuant to the exercise of the Options, if such disposition occurs within two years of the Grant Date, or one year of the date of exercise, of the Options.

      5. Beneficiary Designation. Optionee may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of Optionee hereunder and to receive any distribution with respect to the Options upon Optionee's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights hereunder is subject to all terms and conditions of this Certificate and the Plan, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives Optionee, the Options may be exercised by the legal representative of Optionee's estate, and payment shall be made to Optionee's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by Optionee at any time provided the change or revocation is filed with the Company.

      6. Withholding. The Company or any employer Affiliate has the authority and the right to deduct or withhold, or require Optionee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Optionee's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the exercise of the Options, or the sale of the Shares. The withholding requirement may be satisfied, in whole or in part, at the election of the Secretary, by withholding from the Options Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Secretary establishes. If Shares are surrendered to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the purchaser as fully vested shares for at least such period of time, if any, as necessary to avoid variable accounting for the Option. The Company has the authority to require Optionee to remit cash to the Company in lieu of the surrender of Shares for tax withholding obligations if the surrender of Shares in satisfaction of such withholding obligations would result in variable accounting for the Option.

      7. Limitation of Rights. The Options do not confer to Optionee or Optionee's beneficiary designated pursuant to Paragraph 5 any rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with the exercise of the Options. Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Optionee's service at any time, nor confer upon Optionee any right to continue in the service of the Company or any Affiliate.

      8. Stock Reserve. The Company shall at all times during the term of this Certificate reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Certificate.

      9. Restrictions on Transfer and Pledge. No right or interest of Optionee in the Options may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of Optionee to any other party other than the Company or an Affiliate. The Options are not assignable or transferable by Optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Option under the Plan; provided, however, that the Committee may (but need not) permit other transfers. The Options may be exercised during the lifetime of Optionee only by Optionee or any permitted transferee.

      10. Restrictions on Issuance of Shares. If at any time the Committee shall determine in its discretion, that registration, listing or qualification of the Shares covered by the Options upon any Exchange or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Options, the Options may not be exercised in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

      11. Amendment. The Committee may amend, modify or terminate this Certificate without approval of the Optionee; provided, however, that such amendment, modification or termination shall not, without the Optionee's consent, reduce or diminish the value of this award determined as if it had been fully vested and exercised on the date of such amendment or termination (with the per-share value being calculated as the excess, if any, of the Fair Market Value over the exercise price of the Options). Notwithstanding anything herein to the contrary, the Company is authorized, without Optionee's consent, to amend or interpret this award certificate to the extent necessary, if any, to comply with Section 409A of the Code and Treasury regulations and guidance with respect to such law.

      12. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative.

      13. Successors. This Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Certificate and the Plan.

      14. Severability. If any one or more of the provisions contained in this Certificate is invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

      15. Notice. Notices and communications under this Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to: Indus International, Inc., 3301 Windy Ridge Parkway, Atlanta, GA 30339, Attn: Secretary, or any other address designated by the Company in a written notice to Optionee. Notices to Optionee will be directed to the address of Optionee then currently on file with the Company, or at any other address given by Optionee in a written notice to the Company.